EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1997 Employee Stock Purchase Plan of Arterial Vascular Engineering, Inc. of our report dated July 17, 1998, with respect to the consolidated financial statements and schedule of Arterial Vascular Engineering, Inc. and Subsidiaries included in the Annual Report on Form 10-K for the year ended June 30, 1998, filed with the Securities and Exchange Commission.



                                                      /s/ ERNST & YOUNG LLP


Palo Alto, California
November 24, 1998